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                                 EXHIBIT 10(g)

                               BANCORPSOUTH, INC.

                                RESTORATION PLAN

1.       Name and Purpose

         The name of this plan is the BancorpSouth, Inc. Restoration Plan (the "Plan"). It has been established by BancorpSouth, Inc. and its subsidiary companies (BancorpSouth, Inc. and such subsidiaries are sometimes collectively called the "Bank") to provide for the payment of retirement benefits to certain participants in the BancorpSouth, Inc. Retirement Plan (the "Basic Plan").

2.       Definitions

         All terms used in this Plan shall have the same meaning assigned to them under the provisions of the Basic Plan unless otherwise qualified by the context hereof.

3.       Administration

         This Plan shall be administered by the Committee which shall administer it in a manner consistent with the administration of the Basic Plan, as from time to time amended and in effect, except that this Plan shall be administered as an unfunded plan which is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended. The Committee shall have full power and authority to interpret, construe and administer this Plan and the Committee's interpretations and construction thereof, and actions thereunder, including the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes.

4.       Eligibility

         Any Employee whose benefit under the Basic Plan is limited by the provisions of the Internal Revenue Code of 1986 and any Employee who elects to participate in the BancorpSouth, Inc. Deferred Compensation Plan shall be eligible for a benefit under this Plan, and is hereinafter called a "Participant".

5.       Amount of Benefit

         The benefit payable to a Participant or his Beneficiary shall be equal to the benefit which would have been paid under the Basic Plan if the Basic
Plan:

         (a) were administered without regard to the maximum amount of retirement income limitations set forth in Section 415 of the Internal Revenue Code of 1986, as amended.

         (b) were administered without regard to the maximum compensation limitations set forth in Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, and

         (c) if the amount of any compensation deferred under the terms of the BancorpSouth, Inc. Deferred Compensation Plan was included in the computation of Final Average Monthly Compensation.

The benefit payable shall be reduced by the benefit which is payable to the Participant or his Beneficiary under the Basic Plan.

         The amount of benefits so determined shall be subject to such adjustments as the Committee deems appropriate to reflect changes in the application of the limitations imposed by the Internal Revenue Code. Any decision of the Committee concerning an increase or decrease in the amount of the benefit payable through this plan shall be binding and conclusive on all person.


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6.       Payment of Benefits

         The payment of the benefits to a Participant or Beneficiary under this Plan shall be paid coincident with and in the same manner as the payment of the benefits to such Participant or Beneficiary under the Basic Plan.

7.       Participant's Rights

         A Participant's rights under this Plan, including this rights to vested benefits, shall be the same as his rights under the Basic Plan, except that he shall not be entitled to any payments from the trust fund maintained under the Basic Plan with respect to any benefits to which he may be entitled under this Plan. All benefits payable under this Plan shall be paid from the general assets of the Bank. Benefits shall not be paid from any special or separate fund, and no special or separate fund shall be established, or other segregation of assets made, to make payments of benefits to a Participant or his Beneficiary hereunder. No Participant, his Beneficiary or any other person shall have, under any circumstances, any interest whatever in any particular property or assets of the Bank by virtue of this Plan.

8.       Actuarial Equivalents

         In determining actuarially equivalent values for the purposes of this Plan, the Committee shall use the mortality and interest assumptions that are used under the Basic Plan.

9.       Amendment and Discontinuance

         The Board of Directors of the Bank may at any time amend or discontinue this Plan. However, if this Plan should be amended or discontinued, the Bank shall be liable for any benefits accrued by Participants as of the date of such amendment or discontinuance. Such accrued benefits shall be the actuarially determined benefits as of such date of amendment or discontinuance which each Participant or his Beneficiary is receiving under this Plan or, with respect to any Participant in the employment of the Bank, the benefit which such Participant would be eligible to receive as of such date under this Plan if his employment had terminated as of the date of the amendment or discontinuance.

10.      Restrictions on Assignment

         The rights of any Participant or his Beneficiary to the payment of benefits from this Plan shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation. No Participant may borrow against future benefits. No benefit shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including but not limited to any liability which is for alimony or other payment for the support of a spouse or former spouse, or for any other relative of any Participant.

11.      Continued Employment

         Nothing contained in this Plan shall be construed as conferring upon an Employee the right to continue in the employment of the Bank in any capacity.

12.      Liability of Committee

         No member of the Committee shall be liable for any loss unless resulting from his own fraud or willful misconduct, and no member shall be personally liable for or with respect to any agreement, act, transaction or omission executed, committed or suffered to be committed by himself as a member of the Committee or by any other member, agent, representative or employee of the Committee. The Committee and any individual member of the Committee and any agent thereof shall be fully protected in ruling upon the advice of the following professional consultants or advisors employed by the Bank or the
Committee: any attorney insofar as legal matters are concerned, any accountant insofar as accounting matters are concerned and any actuary insofar as actuarial matters are concerned.


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13.      Indemnification

         The Bank aggress to hold harmless and indemnify the members of the Committee and all directors, officers and employees of the Bank against any and all parties whomsoever, and all losses therefrom, including without limitation, costs of defense and attorneys' fees, based upon or arising out of any act or omission relating to, or in connection with, this Plan other than losses resulting from such person's fraud or willful misconduct.

14. Benefits Forfeited If Retired or Terminated Participant Engages in Competitive Employment

         A Participant who retires under the Basic Plan or whose service is terminated (voluntarily or involuntarily) and who is entitled to a benefit under the provisions of the Basic Plan, may enter into any employment with an employer or enter into any business or occupation on a self-employed basis, without affecting his rights to receive benefits hereunder; provided, however, that such retired or terminated Participant shall forfeit his right to any and all benefits under this Plan if, within a period of two (2) years after his retirement or termination of his employment, he shall, for himself or on behalf of any person, corporation, association or other entity other than the Bank:

         (i) engage in the banking business in any county in any state in which the Bank maintains an office or is engaged in a banking business that produces in excess of 5% of the net income after tax of the Bank for the twelve months prior to the date of retirement or termination of employment; or

         (ii) directly or indirectly solicit or attempt to solicit business from any customer of the Bank existing on the date of retirement or termination of such employment;

provided, however, that this covenant not to compete shall not apply after a termination of employment if such termination occurs for cause under Paragraph 15 below.

         Any commercial bank or other enterprise, the principal business of which is the provision of any service customarily provided by the Bank shall be deemed an employer which is in competition with the Bank. It shall be the duty of the Committee to determine whether or not any retired or terminated Participant is, under the facts pertaining to him, affected by the provisions of this Section, and any determination made by the Committee with respect thereto shall be final, binding and conclusive on all Participants and their Beneficiaries and on all other persons whomsoever interested hereunder.

15.      Termination of Service for Cause

         A Participant who is terminated "for cause", as herein defined, shall forfeit his right to any and all benefits under this Plan. Termination "for cause" shall mean termination upon:

         (i) the Participant's final conviction of a felony crime involving moral turpitude, or the Participant's deliberate and intentional continuing refusal to substantially perform his duties and obligations under his employment (except by reason of incapacity due to illness or accident) if he shall have either failed to remedy such alleged breach within forty-five (45) days from his receipt of written notice from the Bank demanding that he remedy such alleged breach, or shall have failed to take reasonable steps in good faith to that end during such forty-five (45) day period and thereafter; or

         (ii) a determination that the Participant has engaged in willful fraud or defalcation or other dishonesty involving the funds, assets or the operation of the Bank.

16.      Binding on Employer, Participants and Their Successors

         This Plan shall be binding upon and inure to the benefit of the Bank, their successors and assigns and the Participant and his heirs, executors, administrators, and duly appointed legal representatives.


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17.      Law Governing

         Except to the extent superseded by federal law, the laws of the State of Mississippi shall be controlling in all matters relating to the Plan, including construction and performance hereof.

18.      Effective Date

         This Plan shall be effective January 1, 1994 with respect to payments made to or on behalf of Participants on and after such date.

         IN WITNESS WHEREOF, BANCORPSOUTH, INC. has caused this instrument to be executed by its duly authorized officers on this 22nd day of December, 1993.


                                    BANCORPSOUTH, INC.



                                    By       /s/ Aubrey B. Patterson
                                      -----------------------------------------
                                                 Chairman and Chief
                                                  Executive Officer


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